EXHIBIT 99(i)

575 Madison Avenue New York, NY10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com..

Kathleen H. Moriarty kathleen.moriarty@kattenlaw.com (212) 940-6304 direct (212) 894-5504 fax

August 8, 2014

The Board of Directors of the Absolute Shares Trust

331 Newman Springs Road, Suite 122

Red Bank, New Jersey 07701

Absolute Shares Trust (Registration Nos. 333-192733 and 811-22917) with respect to

WBI SMID Tactical Growth Shares

WBI SMID Tactical Value Shares

WBI SMID Tactical Yield Shares

WBI SMID Tactical Select Shares

WBI Large Cap Tactical Growth Shares

WBI Large Cap Tactical Value Shares

WBI Large Cap Tactical Yield Shares

WBI Large Cap Tactical Select Shares

WBI Tactical Income Shares

WBI Tactical High Income Shares

(each a “Fund” and collectively the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for Absolute Shares Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing with the Securities and Exchange Commission (the “Commission”) on February 6, 2014, May 30, 2014 and August 8, 2014 of Pre-Effective Amendments Nos. 1, 2 and 3, respectively, to the Funds’ Registration Statement on Form N-1A (as amended, the “Registration Statement”), originally filed on December 9, 2013under the Securities Act of 1933 (the “1933 Act”) (No. 333-192733) and under the Investment Company Act of 1940 (No. 811-22917), relating to the issuance and sale by the Trust of an unlimited number of authorized shares of each of its Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and

AUSTIN     CENTURY CITY     CHARLOTTE     CHICAGO     HOUSTON     IRVING     LOS ANGELES

NEW YORK     ORANGE COUNTY     SAN FRANCISCO BAY AREA     SHANGHAI     WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

The Board of Directors of the Absolute Shares Trust

August 8, 2014

others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “Legal Counsel” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP

KM/mb